                                                                     EXHIBIT 1.2

                          DISCOVER CARD MASTER TRUST I

                      CREDIT CARD PASS-THROUGH CERTIFICATES

                                 TERMS AGREEMENT

                             Dated: December 7, 1999


To:      Greenwood Trust Company, as Seller under the Pooling and Servicing
Agreement, as amended, dated as of October 1, 1993.

Re:      Underwriting Agreement dated January 29, 1999

Title:   Discover Card Master Trust I, Series 1999-6, Credit Card Pass-Through
Certificates, Class A and Class B.

Initial Principal Amount of Certificates:  $789,474,000

Series and Class Designation Schedule: Discover Card Master Trust I, Series 1999-6 $750,000,000 6.85% Class A Credit Card Pass-Through Certificates

Discover Card Master Trust I, Series 1999-6 $39,474,000 7.10% Class B Credit Card Pass-Through Certificates

Series Cut-Off Date: December 1, 1999

Certificate Rating:        Moody's Investors         Standard & Poor's
                           Service, Inc.             Ratings Services
Class A                    Aaa                       AAA
Class B                    A2                        A

Aggregate outstanding balance of Principal Receivables as of December 1, 1999:
$27,916,715,840.16.

Date of Series Supplement: December 14, 1999.

Certificate Rate:  Class A: 6.85% per annum; and Class B: 7.10% per annum

Terms of Sale: The purchase price for the Certificates to the Underwriters will be 99.6430% of the aggregate principal amount of the Class A Certificates and 99.7078% of the aggregate principal amount of the Class B Certificates as of December 14, 1999. The Underwriters will offer the Certificates to the public at a price equal to 99.8930% of the aggregate principal amount of the Class A Certificates and 99.9828% of the aggregate principal amount of the Class B Certificates.
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Time of Delivery: 9:00 A.M., Chicago, Illinois Time, on December 14, 1999, or at
such other time as may be agreed upon in writing.

         Notwithstanding anything in the Agreement or in this Terms Agreement to the contrary, the Agreement and this Terms Agreement constitute the entire agreement and understanding among the parties hereto with respect to the purchase and sale of the Series 1999-6 Certificates. This Terms Agreement may be amended only by written agreement of the parties hereto.


                                               Very truly yours,

                                               MORGAN STANLEY & CO. INCORPORATED
                                               As Representative of the
                                               Underwriters named in
                                               Schedule I hereto


                                               By:  /s/ J. Douglas Van Ness
                                                   -----------------------------
Accepted:

GREENWOOD TRUST COMPANY


By:  /s/ John J. Coane
   -------------------------



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                                   SCHEDULE I

                                  UNDERWRITERS

$750,000,000 6.85% Class A Credit Card Pass-Through Certificates, Series 1999-6


                                                            Principal Amount
                                                            ----------------
Morgan Stanley & Co. Incorporated                              $295,835,000
Banc of America Securities LLC                                  $90,833,000
Banc One Capital Markets, Inc.                                  $90,833,000
Barclays Capital Inc.                                           $90,833,000
Commerzbank Capital Markets Corp.                               $90,833,000
Dresdner Kleinwort Benson North America LLC                     $90,833,000
Total                                                          $750,000,000
                                                               ============


$39,474,000 7.10% Class B Credit Card Pass-Through Certificates, Series 1999-6


                                                               Principal Amount
                                                               ----------------
Morgan Stanley & Co. Incorporated                                $39,474,000


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